Exhibit 10.9

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Agreement No.:_BY-KF-RZS-20220418

Commercial Contract for Trial Production of BIW of EP Vehicle

Purchaser (Party A): Shandong Baoya New Energy Vehicle Co., Ltd.

Contractor (Party B): Rizhengsheng Automobile Technology (Changzhou) Co., Ltd.

Signed at: Yantai

Signed on: April 18, 2022

Party A (purchase): Shandong Baoya New Energy Vehicle Co., Ltd.

Party B (Contractor): Rizhengsheng Automobile Technology (Changzhou) Co., Ltd.

Through friendly negotiation, Party A and Party B have reached an agreement on the issues related to Party A’s purchase of EP BIW from Party B based on the principles of mutual benefit, equal transaction and common development. In order to clarify the rights and obligations of both parties, this contract is hereby signed for strict compliance by both parties.

1.	Subject matter of contract:

The subject matter of the contract is the BIW of EP sample vehicle (hereinafter referred to as BIW), including the whole process of manufacturing of the BIW mould, fixture and gauge, transportation, painting, welding and debugging of body-in- white and after-sales technical service. For details, see the Technical Agreement on Trial-production of Body for FB77 Project (No. BY01-03-TT00001) (hereinafter referred to as the “Technical Agreement”) signed by both parties.

2.	Quality and technical requirements:

See the attachment: Technical Agreement on Trial-production of Body for FB77 Project (No. BY01-03-TT00001).

3.	Project completion time, location and ownership transfer of BIW:

3.1 Completion time of the project: the first BIW will be delivered on August 16, 2022, 2#-8# BIW will be delivered on August 31, 2022, 9#-23# BIW will be delivered on September 30, 2022, 24#-34# BIW will be delivered on October 31, 2022 and 35#-37# BIW will be delivered on November 15, 2022.

3.2 Location: Yantai, Shandong.

3.3 Party B shall complete the on-site confirmation of the BIW and obtain the consent of Party A before delivery.

4.	Product and contract price:

Serial no.	Category	Number	Unit price including tax (RMB)	Notes
1	Mould	402 sets	[***]	256 sets are redeveloped, 105 sets are repaired and welded, and 41 sets of die material edges are changed. See Attachment 1 Die List for details.
2	Fixture	55 sets	[***]	See Attachment 2 Fixture List for details
3	Gauge	18 sets	[***]	See Attachment 3 Inspection Fixture List for details.
4	Total		[***]	/
In words (RMB): RMB [***]				/
5	Residual value of mould, fixture and gauge		[***]	The ownership right is Rizhengsheng, if our company takes it back, additional payment will be required
In words (RMB): RMB [***]				/
Cost of BIW (tax included) yuan
6	EP prototype car (Within 100 sets)	Execute according to actual orders	[***]	Including the cost of the entire car coat
7	EP prototype car (100-300 sets)	Execute according to actual orders	[***]	Including the cost of the entire car coat
8	EP prototype car (more than 300 sets)	Execute according to actual orders	[***]	Including the cost of the entire car coat

Note: 1) The above quotation includes the package transportation cost of BIW to the place designated by Party A, BIW welding cost and technical service (including on-site technical support), etc.

2) The above amount is the price including tax, and the value-added tax rate is calculated as 13%. In case of national tax rate adjustment, both parties agree to implement the new tax rate after adjustment and modify the tax-inclusive amount in the contract.

5.	Payment method for mould fixture and gauge tooling contract payment and contract performance deposit:

5.1 Method of payment from Party A to Party B: Bank’s acceptance bill (6 months).

5.2 The total cost of tooling and development of mould clamping and gauges in this agreement: RMB[***]including tax (tax rate 13%), in words: RMB [***], including mould tax: [***]yuan, fixture tax included: [***]yuan, gauge including tax: [***] yuan, (including but not limited to moulds, fixtures and gauge fees, design fees/development fees and test fees, etc.). All shall be borne by Party A;

5.3 After Party A signs the contract with Party B, Party A shall pay Party B a total fee of [***]RMB, 20% of tooling and development costs, totaling RMB [***] yuan (in words: RMB [***]), Party B shall first provide Party A with a full legal value-added tax invoice, and Party A shall complete the payment to Party B within 15 days after receiving Party B’s invoice. Payment method: bank acceptance (6 months).

5.4 After Party A issues the mould opening instruction (planned to be May 5, 2022), Party A will pay Party B 30% of the total cost of RMB [***]for tooling and development, which is RMB [***]yuan (in words: RMB [***]), Party B first provides Party A with a special VAT invoice with a legal corresponding amount, and completes the payment to Party B within 15 days after Party A receives Party B’s invoice. Payment method: bank acceptance (6 months).

5.5 Before the first batch of cars with white bodies of EP cars was inspected on site and left, Party A paid Party B 20% of the total cost of RMB [***]for tooling and development costs, amounting to RMB [***]yuan (in words: RMB [***]), Party B first provides Party A with a full and legal special VAT invoice, and Party A completes payment to Party B within 15 days of receiving Party B’s invoice. Payment method: bank acceptance (6 months).

5.6 After the delivery of the EP BIW (37 cars) to the place designated by Party A and 3 months after acceptance and warehousing (planned date: March 31, 2023), 20% of the total cost of RMB [***]for tooling and development costs, amounting to RMB [***] (in words: RMB [***]) shall be paid to Party B by Party A. Party B shall first provide Party A with the full legal value-added tax special invoice, and Party A shall pay Party B within 15 days upon receipt of the invoice. Payment method: bank acceptance (6 months).

5.7 Warranty payment: After Party B retains the project development moulds, fixtures, and gauges tooling for Party A for 12 months (starting from the completion of the delivery of the EP BIW), each additional order is postponed when the last batch of orders is delivered. Party A pays Party B 10% of the total cost of RMB [***]for tooling and development, which is RMB [***] (in words: RMB [***]). Party B first provides Party A with a full legal VAT special invoice. Party A will complete the payment to Party B within 15 days after receiving Party B’s invoice. Payment method: bank acceptance (6 months).

5.8 The designed service life of EP car development moulds, fixtures and gauges tooling (including newly developed and processed repaired moulds): 1000 modules/pair, and the ownership is Rizhengshen. If our company takes it back during the contract execution process, it needs to be on site after the inventory and acceptance are completed, an additional residual value of [***]yuan (in words: RMB [***]) will be paid, and it will be shipped to the place designated by our company every day.

6.	Contract payment of BIW expenses and payment method of contract performance:

6.1 The method of payment by Party A to Party B: the first 50% of the total amount by telegraphic transfer, and the next two 50% of the total amount by bank acceptance (6 months).

6.2 Cost of BIW (including painting cost and freight):

Within 100 sets: [***]yuan/set (in words: RMB [***])

100-300 sets: [***] yuan/set (in words: RMB [***])

More than 300 sets: [***]yuan/set (in words: RMB [***])

6.3 EP BIW (37 vehicles, including finish coat and transportation costs): RMB [***]including tax (tax rate: 13%), (in words: RMB [***]), which shall be borne by Party A;

6.4 After Party A signs a contract with Party B, and Party A issues an order for BIW, Party A shall pay a total fee of [***]to Party B, 50% of the total amount, which is [***]yuan (in words: RMB [***]), Party B shall first provide Party A with a full legal VAT special invoice, and Party A shall complete the payment to Party B within 15 days after receiving the invoice from Party B. Payment method: telegraphic transfer.

6.5 Party A shall pay 30% of the total cost of RMB [***]to Party B, accounting for [***]yuan (in words: RMB [***]) before the first batch of EP BIW car starts after on-site acceptance. Party B shall first provide Party A with full and legal special VAT invoices, and Party A shall complete the payment to Party B within 15 days after receiving the invoices from Party B. Payment method: bank acceptance (6 months).

6.6 EP BIW (37 cars) shall be delivered to the place designated by Party A. Three months after acceptance and warehousing (planned for March 31, 2023), Party A shall pay Party B 20% of the total cost of [***]yuan, accounting for [***]yuan (in words: RMB [***]), Party B shall first provide Party A with full and legal special VAT invoices, and Party A shall complete the payment to Party B within 15 days after receiving the invoices from Party B. Payment method: bank acceptance (6 months).

6.7 Subsequent price is based on actual order quantity * BIW unit price of corresponding stage.

6.8 Others:

The contract money paid by Party A to Party B can only be used for this project and shall not be diverted for other purposes; if Party A finds that Party B has misused the contract money for other purposes, Party A shall have the right to terminate the execution of this contract and require Party B to refund the amount paid by Party An and compensate for all losses caused by it.

7.	Packaging, marking, transportation and welding debugging:

7.1 The transportation of BIW must be packed and fixed.

7.2 Anti-collision, moisture-proof, rust-proof and other protective measures shall be taken for the key parts of the BIW.

7.3 Party B shall bear all losses incurred during transportation，loading and unloading.

7.4 Party B shall be responsible for transporting the parts to the designated place in Party A’s factory.

7.5 The above packaging, marking and transportation standards proposed by Party A to Party B are the minimum standards. If the packaging, marking and transportation standards of the equipment need to be higher than the above standards, Party B shall implement the higher standards according to its own judgment.

7.6 Party B is obliged to provide Party A with technical data, assist Party A in assembling the BIW, put forward suggestions for modification, and provide technical support for loading.

7.7 Party A shall bear the water, electricity and other power costs incurred by Party B during loading at Party A’s site.

7.8 Party B must obey the management of Party A and comply with the regulations on safety and fire prevention during the period of supporting loading at Party A’s site. Party B shall be responsible for the personal injury, death, fire and other accidents caused by Party B, and shall compensate Party A for all losses caused thereby.

8.	BIW acceptance:

8.1 Acceptance standard: Technical Agreement on Trial-production of Body for FB77 Project (No. BY01-03-TT00001).

8.2 The tooling technical documents such as moulds, fixtures, and gauges submitted by Party B to Party A and all documents countersigned by both parties during the performance of the contract shall have the same legal effect as the Attachmentes to the contract.

8.3 Acceptance method:

8.3.1 The first stage: during the manufacturing process of Party B, Party A shall send a representative to confirm the purchase and welding of the BIW plates and accessories, and finally determine whether the white body meets the delivery status. If Party B is found to fail to meet the relevant requirements of the technical agreement and the countersigned drawings, Party A shall have the right to terminate the contract and require Party B to return the paid contract payment, and shall have the right to claim against Party B. Party B shall notify Party A in writing one week in advance after the completion of the BIW fabrication and the preliminary acceptance by Party B, and Party A shall send a representative to the site for pre-acceptance after receiving the notice from Party B. After the acceptance is qualified and the pre-acceptance report is signed and confirmed by the representatives of both parties, the BIW shipment and other work can be carried out.

8.3.2 The second stage: during the manufacturing process of the BIW by Party B, Party A shall send a representative to countersign and confirm the BIW development mould, fixture, gauge and other tooling, and confirm and control the resources of the external secondary supplier for mould clamp inspection. If Party B is found to fail to meet the relevant requirements of the technical agreement and the countersigned drawings, Party A shall have the right to terminate the contract and require Party B to return the paid contract price, and shall have the right to claim against Party B.

8.3.3 Party A will supervise the whole process of Party B’s manufacturing, assembly and welding trial production. In the process of supervision, if Party A’s representative finds any quality problem, he has the right to terminate the manufacture, assembly and welding trial production of the BIW. Party B shall immediately take measures to improve it until it meets the contract requirements.

9.	Quality assurance and after-sales service:

9.1 Technical support: Party B shall provide technical support for Party A’s loading during manufacturing, assembly and welding test.

9.2 During the warranty period, if the BIW has quality problems due to Party B’s reasons, Party B must arrive at Party A’s factory within 36 hours to solve the problem.

9.3 During the warranty period, if the BIW has quality problems due to Party B, and Party B fails to perform the contract in accordance with the contract and solve the problems for Party A in a timely manner, Party A may entrust other competent units to repair it, and the expenses incurred shall be deducted from Party B’s quality guarantee deposit, and the insufficient part shall be paid by Party B separately.

10.	Termination of the contract;

10.1 This contract can be terminated after negotiation and consent by both parties.

10.2 In case of any of the following circumstances, Party A has the right to terminate the Contract:

10.2.1 The BIW provided by Party B does not conform to the contract, and Party B still fails to comply with the contract after taking measures such as repair or replacement;

10.2.2 Party B fails to complete the work or deliver the BIW according to the required schedule within 10 working days after the delay in the manufacture or delivery of the BIW;

10.2.3 The BIW fails to pass the acceptance on the specified date due to Party B’s reason, and the delay exceeds 10 working days;

10.2.4 The BIW and relevant technical data provided by Party B to Party A involve the rights of a third party, which causes the third party to hold Party A accountable;

10.2.5 Party B violates the confidentiality obligations agreed in the Contract and causes great losses to Party A;

10.2.6 Party B transfers its rights and obligations under the Contract to a third party without the written consent of Party A.

11.	Confidentiality;

Both parties shall be obliged to keep confidential all technical information or business information obtained from the other party. It is not allowed to disclose to a third party in any way or through any means.

12.	Liability for breach of contract:

12.1 If Party B fails to deliver the first BIW to Party A within the specified time, Party B shall pay liquidated damages to Party A at the rate of 1% of the total contract price for each day overdue. If it is overdue for more than five days, Party B shall pay liquidated damages to Party A at the rate of 5% of the total contract price for each day overdue. If it is overdue for more than ten days, the contract shall be cancelled, and Party B shall return all the money and pay liquidated damages at 5% of total price.

12.2 Party B shall compensate Party A for any loss caused by the infringement of the rights of a third party by the BIW and relevant technical data provided by Party B to Party A.

12.3 Party A shall, in accordance with Article 9. In case of termination of the contract as agreed in Article 2, Party B must return all the money paid by Party A within one week after receiving the notice of termination of the contract from Party A, and pay Party A a penalty equivalent to 1% of the total contract price; if the body-in-white has been delivered, Party B shall take back the body-in-white by itself within one week after returning the money and paying the penalty.

12.4 If there is a change in the construction period and cost due to Party A, a supplementary agreement shall be signed after consultation between both parties.

12.5 If the subsequent order is not executed or delayed due to Party A, it can be ordered according to this Article 5.5. The planned delivery time of the BIW in Article 5.5 is the node (5. 6 is to store the moulds, fixtures and gauges for 12 months since the completion of the delivery of the EP BIW);

12.6 The termination of the contract does not exempt the party from paying liquidated damages and accompanying losses.

13.	Force Majeure:

13.1 The force majeure caused by the Contract is the objective circumstances that are not foreseen, unavoidable and insurmountable by both parties at the time of signing the Contract.

13.2 If either party fails to perform the contract due to force majeure, it shall promptly notify the other party in writing of the reasons for its failure to perform or fully perform the contract, and shall provide proof within 15 working days. In light of the impact of force majeure, it is permitted to delay, delay or fail to perform the Contract. And may be exempted from liability for breach in part or in whole according to the circumstances.

13.3 Either party shall not be exempted from liability for force majeure after the extension of performance.

14.	Settlement of disputes

All disputes arising from this contract or the performance of this contract shall first be settled through friendly negotiation. If negotiation cannot be resolved through litigation, a lawsuit may be brought to the people’s court of the place where Party An is located.

15.	Execution, amendment and other aspects of the contract

15.1 This contract will come into effect after being signed by the representatives of both parties and affixed with the company’s seal, and the attachments are also signed by the representatives of both parties and affixed with the company’s seal.

15.2 Any amendments or changes to this contract and its Attachmentes must be made in writing, signed by the representatives of both parties and affixed with the company’s seal.

15.3 The Attachment to the Contract, Technical Agreement on Trial-production of Body for FB77 Project (No. BY01-03-TT00001), is an integral part of the Contract and shall have the same legal effect as the Contract. In case of any conflict between the Attachment and the Contract, the relevant price, payment terms, dispute resolution and liability for breach of contract shall be subject to the provisions of the Contract. Other terms and conditions shall be subject to the contents of the Attachment.

15.4 Matters not covered herein shall be settled by both parties through negotiation.

15.5 The original contract shall be made in FIVE copies, with FOUR copies held by Party A and ONE copy by Party B, which shall have the same legal effect.

Party A	Party B

Company name (seal): Shandong Baoya New Energy Vehicle Co., Ltd.

Shandong Baoya New Energy Vehicle Co., Ltd. (Seal)

Address: No.8 South Beijing Road, Yantai Economic & Technological Development Area, Shandong Province

Postal Code:

Wang Kun (Signature)

Legal representative: Zhang Jiannong

Entrusted agent: Wang Kun

Accounts Bank:

Company name (seal): Rizhengsheng Automobile Technology (Changzhou) Co., Ltd

Rizhengsheng Automobile Technology (Changzhou) Co., Ltd (Seal)

Address: No.5, Zhuwu Road, Zhulin Town, Jintan District,

Changzhou City

Luo Qisheng (Signature)

Postal Code:

Legal representative: Luo Qisheng

Entrusted agent: Lu Zhenqiang

Accounts Bank:

Schedule of FB 77 Project Mold List Adjustment -20211126

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